STERLING FINANCIAL TRUST	TRUST AGREEMENT	MASTER INSURANCE

STERLING FINANCIAL MASTER INSURANCE TRUST

TRUST AGREEMENT

Table of Contents

Section 1. Establishment of Trust; Appointment of the Trustee.
Section 2. Nature of Trusts Created Hereunder.
Section 3. Representations, Warranties and Covenants of each Member.
Section 4. Purpose of Trust.
Section 5. Holding the Policies and Other Contracts of Insurance.
Section 6. Additional Powers of the Trustee as Policyholder.
Section 7. Collection and Distribution of Death Proceeds.
Section 8. Surrender and Withdrawal Distribution Requests by the Trustee.
Section 9. Loan Requests.
Section 10. Resignation and Removal of the Trustee.
Section 11. Merger, Consolidation or Conversion of the Trustee.
Section 12. Amendment of Trust.
Section 13. Directions and Notices.
Section 14. General Matters Concerning the Trustee.
Section 15. Fees, Charges and Expenses of the Trustee.
Section 16. Third Parties Dealing with the Trustee.
Section 17. Preparation of Tax Return: Filing.
Section 18. Indemnification of the Trustee.
Section 19. Entire Agreement.
Section 20. Assignment.
Section 21. Termination of Trust.
Section 22. Delaware Law.
Section 23. Definition of the Trustee.
Section 24. Insurance Company is not a Party to this Trust Agreement.

STERLING FINANCIAL MASTER INSURANCE TRUST

TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”), by and between each of the following affiliates of Sterling Financial Corporation as a grantor (“Member(s)”); Bank of Lancaster County, N.A., a national banking association, Bank of Hanover and Trust Company, a Pennsylvania banking corporation, and Bay First Bank, N.A., a national banking association (collectively, the “Association”); and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the “Trustee”), is entered into on March 28, 2007.

RECITALS:

A.	The Association is an association of affiliated employers that was formed for the purpose of facilitating and enabling such affiliated employers (the “Members”) to purchase insurance on the lives of all or a portion of their respective employees, officers and directors, including employees, officers and directors of the affiliated parent, Sterling Financial Corporation (collectively the “Potential Insureds”). The Potential Insureds received prior notification of the Member’s intent to insure and provided their written consent to insure prior to the insurance purchase.

B.	In furtherance of the purposes of the Association, the Association, on behalf of its affiliated Members and itself, has directed the Trustee to apply for and obtain, and the Trustee has agreed to apply for and obtain, a flexible premium variable universal life insurance policy and related certificates (the “Initial Policy”) on behalf of the Members, such Initial Policy, and any other life insurance policy issued to or owned by the Trustee in addition to or in replacement of the Initial Policy are hereinafter collectively referred to as the “Policies” and the insurance company that issues the Policies is hereinafter referred to as the “Insurance Company”). The Policies will be held by the Trustee for the several benefit of all of the Members; certificates issued under the Policies insuring the lives of employees, officers and directors (individually, a “Certificate”; collectively, the “Certificates”) of any Member and the proceeds thereof are to be held by the Trustee for the benefit of such Member (“Member Certificates”); and Certificates issued under the Policies insuring the lives of employees, officers and directors of Sterling Financial Corporation and the proceeds thereof are to be held by the Trustee for the benefit of each of the Members in accordance with the allocation table contained in Schedule C (individually, a “Allocated Certificate Interest”; collectively, the “Allocated Certificate Interests”).

C.	Each Member understands and agrees that the Trustee shall be the beneficiary under all Certificates issued to the Trustee under the Policies with respect to such Member, including both Member Certificates and Allocated Certificate Interests. Each Member understands and agrees that the initial allocation of net premiums, allocation of subsequent net premiums, and the reallocation of cash values under the Policies will be directed by the Association and such direction will be apply uniformly to all Certificates issued to the Trustee under a Policy. Each Member is permitted to have Certificates issued on its behalf and/or allocated to the Trustee only with respect to employees, officers and directors of such Member and its affiliates (each an “Insured Employee”) if, and only if, such Member (or its affiliates) provides life, health, disability, retirement or similar benefits (collectively, “Covered Benefits”), to its (or its affiliates’) employees (or their dependents and beneficiaries).

D.	The Association has entered into this Trust Agreement for the benefit of its affiliated Members and the Trust created hereby shall be known as the Sterling Financial Master Insurance Trust.

AGREEMENTS:

In consideration of the premises and the covenants hereinafter set forth, the parties to this Trust Agreement agree as follows:

Section 1. Establishment of Trust; Appointment of the Trustee.

The Association has executed and delivered to the Trustee this Trust Agreement as the representative of and for the benefit of certain of its several affiliated Members. A Member shall become a party to and establish this Trust as to such Member by completing, executing and delivering to the Trustee a Schedule A that has been previously accepted by the Association and by either (i) paying the premium to the Trustee required pursuant to such Member’s Schedule A or (ii) transferring a Policy to the Trustee, as the new owner and beneficiary, pursuant to such Member’s direction and Schedule A. Any such Schedule A shall be attached by the Trustee to this Trust Agreement and shall thereupon be deemed for all purposes to be a part hereof. Except in connection with the Allocated Certificate Interests and as otherwise provided in this Trust Agreement, any premiums or Policies contributed by or on behalf of a Member to the Trustee shall be held and used by the Trustee in trust for the sole benefit of such Member and for no other individual or legal entity. Each Member shall have the right, which may be exercised only with the approval of the Association, to transfer to the Trustee at any time additional funds or Policies to be held in trust on the terms set forth herein.

Section 2. Nature of Trusts Created Hereunder.

Each Trust created hereunder pursuant to the approval of the Association shall be personal to the Member for whose benefit such Trust was created; provided, however, that the Trustee shall hold the Policies (as distinct from the Certificates issued thereunder) for the several benefit of all Members who have one or more Insured Employees whose lives are insured under Certificates issued under such Policies. Premiums paid and Policies contributed to or on behalf of the Trustee by or on behalf of a Member shall be held under the terms of this Trust Agreement as if it were a separate Trust created for the sole and exclusive benefit of such Member. With respect to any Member, any reference in this Trust Agreement to the Trust shall be deemed to refer solely to the Trust created and existing for the benefit of such Member, and the assets of such Trust shall include, without limitation, all Member Certificates (and the cash surrender values, mortality and/or other reserves (if any) held under the Policies with respect thereto) issued under the Policies with respect to such Member’s Insured Employees, and Allocated Certificate Interests (and the allocable portion of cash surrender values, mortality and/or other reserves (if any) held under the Policies with respect thereto) issued under the Policies with respect to employees, officers and directors of Sterling Financial Corporation, all premiums that were contributed to the Trust by or on behalf of such Member, and all death benefits and other proceeds received by the Trustee by reason of the death of Insured Employees covered under the Member Certificates and the Allocated Certificate Interests or the surrender of, or a withdrawal from, any Member Certificate or Allocated Certificate Interest. With respect to any Member, any reference in this Trust Agreement to Certificates shall be deemed to refer solely to those Certificates held by the Trustee under which the insureds are such Member’s Insured Employees.

Section 3. Representations, Warranties and Covenants of each Member.

Each Member does hereby represent and warrant to and covenant with the Trustee, as an inducement for the Trustee to be the Trustee with respect to the Trust created hereby for the benefit of such Member, as follows:

a. Such Member has full corporate power and authority to perform its obligations hereunder.

b. This Trust Agreement has been duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding obligations of such Member, enforceable against such Member in accordance with the terms of this Trust Agreement, except as such enforceability (i) may be limited by the bankruptcy, receivership, conservatorship and similar laws of the United States of America or the State of Delaware or by laws pertaining to the rights of creditors generally, and (ii) general principles of equity.

c. Such Member has received all requisite regulatory approvals, if any, for the execution and delivery of this Trust Agreement by and through the Association and for the performance by such Member of its obligations hereunder, and such execution, delivery by and through the Association and performance by such Member will not violate or conflict with any law, rule or regulation to which such Member may be subject nor the charter or bylaws of such Member.

d. Such Member has represented to the Trustee that the Trust created hereby for the benefit of such Member, the performance of such Member’s obligations under this Trust Agreement and any use now or hereafter made by such Member of any amounts received by such Member from the Trust will not cause the Trust or the Trustee to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any state laws (other than the laws of the State of Delaware), to which the Trustee is not otherwise subject as a result of the ordinary course of its business.

e. Such Member represents and warrants to the Trustee that the aggregate amount of insurance that it has authorized the Association to obtain on the Member’s Insured Employees via a combination of the Member Certificates and Allocated Certificate Interests on its behalf through the Trustee is commensurate with the projected aggregate Covered Benefits liabilities that such Member (and its affiliates) has to the employees (and their dependents and beneficiaries) of such Member (and its affiliates). Such Member represents and warrants to the Trustee that it notified each Insured Employee of its intent to insure in a form consistent with required disclosures and applicable law, and obtained written consent to insure from each Insured Employee prior to the date of Policy issue.

f. Such Member is an “accredited investor” as such term is defined in Regulation D, as promulgated under The Securities Act of 1933, as amended, and a “qualified purchaser” as such term is defined in Section 2(a)(51) of The Investment Company Act of 1940, as amended, and is purchasing the Certificates issued to the Trustee with respect to such Member’s Insured Employees for investment purposes only, and not with a view toward resale or distribution, is able to bear the economic risk of losing its entire investment in the Member Certificates and Allocated Certificate Interests issued to the Trustee with respect to such Member and has substantial experience in making investment decisions of the type represented by such Member’s interest in the Trust.

Section 4. Purpose of Trust.

This Trust is for the benefit of the Association and each affiliated Member of the Association who becomes a party to this Trust Agreement. No other person (whether an individual or an entity or association of any kind or nature) shall be entitled to rely on or enforce any provision of this Trust nor shall any other such person be a third party beneficiary of this Trust for any reason. The purposes of this Trust are to: (i) obtain the requisite funds for the Trustee from the Members (who thereupon become parties to this Trust Agreement); (ii) acquire, pay premiums on and/or hold the Policies and the Certificates issued thereunder that insure the lives of individuals who are, on the respective dates of issuance of such Certificates, employees, officers and/or directors of such Member or such Member’s affiliates (such Member’s “Insured Employees”); (iii) to receive the proceeds or other amounts payable under the Policies and such Certificates held hereunder as and when such proceeds or other amounts become payable; and (iv) to distribute to a Member from the assets of the Trust such amount or amounts as such Member may from time to time direct, subject to the prior written authorization of the Association.

Section 5. Holding the Policies and Other Contracts of Insurance.

The Trustee shall hold, and have the duty of safekeeping, the Policies and the Certificates issued thereunder. Upon the written direction of any of the authorized representatives of any Member as set forth on the Schedule A applicable to such Member, with the written authorization of the Association, the Trustee shall, to the extent permitted in this Agreement: (i) apply any assets of the Trust that were contributed to the Trust by such Member to the purchase of Member Certificates and Allocated Certificate Interests insuring the lives of Insured Employees as from time to time designated by such Member, (ii) apply such assets to the payment of premiums with respect to such Member Certificates and Allocated Certificate Interests or to the purchase of paid-up or extended insurance, (iii) borrow upon any such Member Certificate and Allocated Certificate Interest for the payment of premiums or for the distribution of the proceeds of such borrowing to such Member, (iv) receive a partial or total cash surrender value withdrawal with respect to any such Member Certificate and Allocated Certificate Interest and distribute the proceeds thereof to such Member and/or apply such withdrawal to any of the foregoing purposes; and (v) receive the death benefit payable with respect to any such Member Certificate and Allocated Certificate Interest and distribute a portion thereof to such Member and deposit the balance thereof in the Policies and/or apply the balance thereof to any of the foregoing purposes or as otherwise provided in this Trust Agreement. In the absence of written direction from a Member or the Association, the Trustee shall not be under any obligation to purchase any Member Certificate or Allocated Certificate Interest or to pay any premiums which may become due or payable under the provisions of the Policies. The Trustee shall have no duty or obligation to purchase Member Certificates or Allocated Certificate Interests or to pay premiums unless directed in writing by a Member to do so, subject to the prior written authorization of the Association, and such direction shall only apply to available assets in the Trust that are held for the benefit of such Member or to such other assets as have been made available by the Member to the Trustee with which to make such purchase or to pay such premiums. The Trustee shall be under no duty to see that premiums or other payments are made by a Member or others, but shall have the obligation to deliver to each Member and the Association’s designated representative any notice of non-payment of premiums pertaining to such Member Certificates and Allocated Certificate Interests that the Trustee has received from the Insurance Company. The Trustee shall have no duty or obligation to allocate the initial or subsequent net premiums or reallocate the cash value of the Certificates unless directed in writing by the Association to do so, and such direction shall only apply uniformly to all Certificates issued to the Trustee under each Policy in the Trust held for the benefit of the Association.

Section 6. Additional Powers of the Trustee as Policyholder.

In addition to the powers and rights set forth in Section 5, the Trustee, as owner of the Policies and the Certificates, shall enjoy for the purposes of this Trust all options, benefits, privileges and rights under the Policies and the Certificates and, except as otherwise provided in this Trust Agreement, shall exercise such in accordance with the written direction of the Member, subject to the prior written authorization of the Association, for whose benefit the Policies, Member Certificates and Allocated Certificate Interests are being held. The Trustee shall not have any duty or obligation to notify any Member of the existence of any such option, benefit, privilege or right, or to exercise any of such in the absence of a written direction from a Member, subject to the prior written authorization of the Association. However, the Trustee shall have the obligation to deliver to each Member, with a copy to the designated representative of the Association, any notices or communications received by the Trustee regarding the Policies or regarding any Member Certificates and Allocated Certificate Interests issued with respect to such Member’s Insured Employees.

The Trustee may cancel, replace (via a so-called “Section 1035 exchange” or otherwise) and/or agree with the Insurance Company to amend the Policies and the Certificates only upon the prior written direction of the Association.

Section 7. Collection and Distribution of Death Proceeds.

a. The Trustee shall have no duty or obligation to monitor the death of any Insured Employee, to notify any Member of the death of any Insured Employee or, except as provided in this Section 7, to take any action to collect any proceeds or benefits under any Certificate. Upon the death of any Insured Employee, the Trustee shall receive any or all of the proceeds and benefits of any insurance on the life of such Insured Employee as are actually paid to the Trustee. Upon the written direction of the Member (or Members in the event of Allocated Certificate Interests) for whose benefit the Certificate of a deceased Insured Employee had been held, the Trustee shall take any and all steps reasonably necessary for the collection of such proceeds, including the institution of proceedings at law or in equity to enforce payment thereof; provided, however, that the Trustee shall be under no duty or obligation to initiate or maintain any legal action unless the Trustee is first indemnified by such Member (or Members in the event of Allocated Certificate Interests) to its satisfaction against all liabilities and expenses to which it may, in its judgment, be subjected as a result of such action. The Trustee shall not be responsible for the administration and distribution hereunder of such proceeds until they are actually paid to the Trustee.

b. Notwithstanding the foregoing provisions of this Section 7 or any other provision of this Trust Agreement that may be to the contrary, upon the death of a Member’s Insured Employee (the “Decedent”), the Trustee shall distribute to or for the benefit of such Member (or Members in the event of Allocated Certificate Interests) the proceeds received by the Trustee by reason of such death. With respect to the Allocated Certificate Interests, the proceeds received by the Trustee by reason of such death will be distributed in accordance with the allocations contained in Schedule C.

In making the foregoing distributions, the Trustee shall be entitled to rely on reports prepared by the Insurance Company and received by the Trustee.

All amounts that the Trustee is permitted to distribute to a Member pursuant to this Section 7 shall be distributed as soon as administratively feasible.

In the event that the Trustee is holding more than one Policy, the provisions of this Section 7 shall be applied on a Policy-by-Policy basis, and in connection with each such Policy, all distributions under this Section 7 shall be made solely with respect to the Certificates (including any Member Certificates and Allocated Certificate Interests) issued pursuant to such Policy.

Section 8. Surrender and Withdrawal Distribution Requests by the Trustee.

Except as provided in this Section 8, and subject to Section 7, the Trustee shall, at any time and from time to time, distribute to a Member, from the Trust held for the benefit of such Member, such amount or amounts, including any undistributed income and principal, as such Member may direct in writing, subject to the prior written authorization of the Association. In the event that a Member directs the Trustee to: (i) surrender to the Insurance Company, or (ii) to partially withdraw cash surrender value from all or any of the Member Certificates and Allocated Certificate Interests, the Trustee shall, subject in all instances to the prior written authorization of the Association and the provisions of Section 7 and this Section 8, pay to such Member the value thereof upon receipt from the Insurance Company.

Notwithstanding the foregoing provisions of this Section 8, or any other provision of this Trust Agreement that may be to the contrary, in the event that a Member, with the prior written authorization of the Association, directs the Trustee to surrender all or any portion of the Member Certificates and Allocated Certificate Interests (the “Surrendered Certificates”), or to withdraw cash surrender value from all or any of the Member Certificates and Allocated Certificate Interests, the maximum amount that the Trustee shall be permitted to withdraw (including, without limitation, a withdrawal attributable to Surrendered Certificates) from such Member’s Member Certificates and Allocated Certificate Interests and that such Member shall be permitted to receive from the Trustee, shall be equal to the sum of a. and b. (such sum is hereinafter referred to as the “Maximum Withdrawal Amount”), where a. and b. are determined as follows:

a.	equals the then cash surrender value of all Member Certificates and Allocated Certificate Interests then held by the Trustee, and

b.	equals the aggregate mortality and/or other reserve (if any), whether positive or negative, held by the Insurance Company under all of the Member Certificates and the pro-rata portion of the mortality and/or other reserves (if any) whether positive or negative, held by the Insurance Company under all of the Member’s Allocated Certificate Interests then held by the Trustee.

In making the foregoing determinations, the Trustee shall be entitled to rely on reports prepared by the Insurance Company and received by the Trustee.

In the event the Insurance Company would permit the Trustee to surrender or withdraw from the cash value of the Surrendered Certificate an amount greater than the Maximum Withdrawal Amount, then –

c. the Trustee shall not be permitted to do so prior to the complete termination of all of the Trusts created hereunder,

d. the Trustee shall not surrender any of the Surrendered Certificates, and

e.	the Trustee shall request from the Insurance Company a partial withdrawal of the cash value of each of the Surrendered Certificates in an amount such that the aggregate amount withdrawn shall equal the Maximum Withdrawal Amount.

Notwithstanding the foregoing provisions of this Section 8 to the contrary, this Section 8 shall not apply to proceeds of any Certificate that may be distributed by the Trustee to a Member pursuant to Section 7 or 9.

All amounts that the Trustee is permitted to distribute to a Member pursuant to this Section 8 shall be distributed as soon as administratively feasible.

In the event that the Trustee is holding more than one Policy, the provisions of this Section 8 shall be applied on a Policy-by-Policy basis, and in connection with each such Policy, all determinations under this Section 8 shall be made solely with respect to the Certificates (including any Member Certificates and Allocated Certificate Interests) issued pursuant to such Policy.

Section 9. Loan Requests.

The Trustee shall at any time and from time to time lend to a Member such amount or amounts from the Trust held for the benefit of such Member as may be available to the Trustee from time to time as such Member may direct in writing, subject to such terms and conditions as such Member may direct, and in all instances subject to the prior written authorization of the Association. Without limitation of the foregoing, such loans:

a.	May be unsecured as directed by such Member; and

b.	Shall be repayable at such time or times as selected by such Member.

A Member who directs that a loan be made under this Section 9, with the prior written authorization of the Association, may direct the Trustee in writing to obtain funds to make the loan by borrowing from the cash surrender value of the Member’s Member Certificates and Allocated Certificate Interests.

Notwithstanding the foregoing provisions of this Section 9 or any other provision of this Trust Agreement that may be to the contrary, in the event that a Member, with the prior written authorization of the Association, directs the Trustee in writing to borrow cash surrender value from all or any of the Member’s Member Certificates and Allocated Certificate Interests, the maximum amount that such Member shall be permitted to receive from the Trustee shall be equal to the Maximum Withdrawal Amount.

All amounts that the Trustee is permitted to distribute to a Member pursuant to this Section 9 shall be distributed as soon as administratively feasible.

In the event that the Trustee is holding more than one Policy, the provisions of this Section 9 shall be applied on a Policy-by-Policy basis, and in connection with each such Policy, all determinations under this Section 9 shall be made solely with respect to the Certificates (including any Member Certificates and Allocated Certificate Interests) issued pursuant to such Policy.

Section 10. Resignation and Removal of the Trustee.

The Association has appointed The Bank of New York (Delaware) (or its corporate successor or assignee by merger, consolidation, purchase or otherwise), as Trustee of all of the Trusts which are or may be created by this instrument. Any Trustee serving hereunder may resign at any time by a written notice executed by the resigning Trustee, delivered to the Association and specifying the effective date of such resignation, which shall not be earlier than 120 days after the date the notice is received by the Association; provided, however, that the Association may waive any part or all of such 120-day period in a written notice delivered to the Trustee. The Association may, acting with or without cause, remove any Trustee serving hereunder at any time by the delivery to the Trustee of a written notice of removal. Such notice shall specify the effective date of the removal, which shall not be earlier than 30 days after receipt of such notice by the Trustee unless the Trustee agrees to a shorter period. The Association may designate a successor Trustee by delivery to the Trustee then in office and to the designated successor Trustee of a written notice of designation. If the Association fails to designate a successor Trustee that accepts such trusteeship in writing prior to the effective date of any resignation by or removal of the Trustee then in office, then this Trust shall continue (and the Trustee shall continue to serve) until such time as a successor Trustee accepts such trusteeship in writing or the Association agrees in its sole discretion to elect to have all of the Trust assets distributed to the Members.

Section 11. Merger, Consolidation or Conversion of the Trustee.

Any bank, trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any bank, trust company, or national banking association resulting from or surviving any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the Trustee shall give notice to the Association and the Members in accordance with Section 13 hereof.

Section 12. Amendment of Trust.

This Trust Agreement may be amended by written action of the Trustee and the Association.

Section 13. Directions and Notices.

The Association and each Member may give any written notice or written direction to the Trustee permitted or required under this Trust Agreement by delivery thereof to the Trustee at the address below, or such other address as the Trustee may from time to time specify to the Association and the Members in a written notice:

The Bank of New York (Delaware)

100 White Clay Center, Route 273

Newark, DE 19711

(Tel) 302-283-8905

(Fax) 302-453-4400

With a copy to:

The Bank of New York

Attn: Corporate Trust Administration

100 Ashford Center North, Suite 520

Atlanta, GA 30338

(Tel.) 770-698-5144

(Fax) 770-698-5195

Such direction or notice from the Association or a Member to the Trustee shall not be effective until received by the Trustee and may be given by hand delivery, by overnight courier service, by certified mail, return receipt requested, by registered mail, by facsimile with answer-back confirmation or such other electronic delivery system as the Trustee agrees to accept. To be effective, any direction or notice from a Member must be signed by an authorized representative of such Member, as set forth on the Schedule A applicable to such Member, and any direction or notice from the Association must be signed by an authorized representative of the Association as specified on Schedule B. Each Member may change the address and identity of the authorized representatives of such Member as shown on the Schedule A applicable to such Member by written notice to the Association and the Trustee, and upon receipt of any such written notice the Trustee shall revise the Schedule A applicable to such Member and shall deliver a written copy thereof to such Member. The Association may change the address and identity of the authorized representatives of the Association as shown on Schedule B by written notice to the Members and the Trustee, and upon receipt of any such written notice the Trustee shall revise Schedule B and shall deliver a written copy thereof to the Association.

The Trustee may give any written notice to a Member permitted or required under this Trust by delivery thereof to such Member at the address set forth on the Schedule A applicable to such Member. To be effective, such notice must be signed by the Trustee. Any such notice from the Trustee to a Member may be delivered by any of the means listed above, but shall not be effective until received by such Member. The Trustee may give any written notice to the Association permitted or required under this Trust Agreement by delivery thereof to the Association at the address set forth on Schedule B. To be effective, such notice must be signed by the Trustee. Any such notice from the Trustee to the Association may be delivered by any of the means listed above, but shall not be effective until received by the Association.

Upon the written request of the Association, the Trustee shall provide the Association with a schedule showing, with respect to each Member hereunder, the name, address, authorized representatives and the current cash surrender value, mortality and/or other reserves (if any) associated with the Member Certificates and Allocated Certificate Interests relating to such Member’s investment in the Trust.

Section 14. General Matters Concerning the Trustee.

The Trustee hereby accepts the Trust imposed upon it by this Trust Agreement and agrees to perform said Trust, but only upon and subject to the following express terms and conditions and with the following rights, powers, duties, and exemptions, all of which may be exercised by the Trustee with respect to the administration of the Trust without order of any court, at all times until actual distribution of all Trust property held by the Trustee:

a. The Trustee may act upon the advice of any attorney who may be the attorney or attorneys for the Association or any one or more of the Members, selected by the Trustee in the exercise of reasonable care.

b. The Trustee shall not be responsible for the selection of any Insurance Company or for the form or content of any Policies or any other contract of insurance delivered or held under this Trust Agreement, but shall be responsible for the holding and safekeeping of the Policies, the Certificates (including any Member Certificates and Allocated Certificate Interests) and any other contract of insurance delivered to the Trustee under this Trust Agreement.

c. The Trustee shall not be accountable for the use of any property or cash following delivery thereof to the Member entitled thereto.

d. The Trustee shall be entitled to act or to refrain from acting in reliance upon any notice or direction that has been delivered to the Trustee by any authorized representative of the Association or any Member, but only to the extent that the Association or such Member has the authority under this Trust Agreement to provide such notice or direction.

e. The Trustee shall be entitled to rely upon any certificate signed by an authorized representative of the Association or a Member, as sufficient evidence of the facts represented to be true in such certificate.

f. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied duties or obligations or covenants shall be read into this Trust Agreement with respect to the Trustee.

g. The permissive right of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty, and the Trustee shall have no duty or responsibility with respect to the condition to, title to, adequacy, quality, marketability, or sufficiency as to the value of the assets in the Trust; provided, that the Trustee shall be held responsible for the results of the Trustee’s violation of laws, breach of fiduciary duties, intentional or willful misconduct or gross negligence.

h. Notwithstanding anything elsewhere in this Trust Agreement with respect to any action whatsoever within the purview of this Trust Agreement, the Trustee shall have the right, but shall not be required, to demand any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms of this Trust Agreement required as a condition of such action, deemed desirable by the Trustee.

i. The immunities, exemptions from liability and indemnification of the Trustee under this Trust Agreement shall extend to the affiliates of the Trustee and to the directors, officers, employees and agents, respectively, of the Trustee and such affiliates and shall survive the termination or revocation of the Trust and the resignation or removal of the Trustee.

j. The Trustee shall have the power:

(1)	To invest funds held in the Trust in accordance with this Trust Agreement and pursuant to written direction, which may be continuing in nature, from an authorized representative of the Association. As previously noted, the Trustee shall have no duty or obligation to allocate the initial or subsequent net premiums or reallocate the cash value of the Certificates unless directed in writing by the Association to do so, and such direction shall apply uniformly to all Certificates issued to the Trustee under each Policy in the Trust held for the benefit of the Association. Notwithstanding the foregoing or any other provision in this Trust Agreement that may be to the contrary, all percentage limitations (if any) contained in the Policies shall be applied separately by the Trustee to each Member as though (i) such Member were the only Member that had a beneficial interest in the Policies, and (ii) the Member Certificates and Allocated Certificate Interests were the only Certificates issued under the Policies, and accordingly, the Trustee shall not comply with any investment direction received from the Association to the extent that such investment direction would result in a violation of any such percentage limitation if it were applied in the manner described in this sentence. Notwithstanding the foregoing, all funds awaiting investment in the Policies or distribution or loan to a Member shall be invested in short-term money market instruments or the equivalent. The Association will provide the Trustee with specific investment direction and authorization forms at that time.

(2)	To execute, acknowledge and deliver all the necessary and proper contracts or other instruments, whether or not under seal, incident to its rights, powers and authorities as the Trustee.

(3)	To receive and administer as part of the Trust additional Policies of insurance or cash, which at any time or in any manner may be added to the Trust by any Member with the approval of the Association.

k. To the extent permitted by law, the Trustee is relieved from giving any bond, surety or security and from making any returns, inventories, appraisals or accountings of the assets of the Trust to any court. Title to all of the assets of the Trust shall automatically vest in any successor Trustee without the necessity of any conveyance.

l. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions relating to its administration of the Trust, including a separate account respecting each Member hereunder. On a quarterly basis within fifteen (15) days after the end of each calendar quarter the Trustee shall deliver to the Association and to each Member a year-to-date statement of such Member’s Trust. The Trustee shall provide such statements to the Association and to each Member at such other times as the Association may request in writing. The Trustee shall also forward to the Association and each Member all financial and other reports that the Trustee receives from the Insurance Company and/or its agents and administrators that affect such Member’s Trust. Upon the resignation or removal of a Trustee, the Trustee resigning or being removed shall account to the Association, the Members and to the successor Trustee. The successor Trustee shall not be required to inquire into their acts or audit the books of any predecessor Trustee, but in the successor’s discretion may accept the statement or rely on the books of the predecessor Trustee to establish the property in the accounts of the Trust, and any decision made in good faith by the successor Trustee respecting this matter shall be binding on all persons.

m. The Trustee shall permit any banking regulator with jurisdiction over any Member to have access to the books and records of such Member’s Trust during normal business hours and upon reasonable advance notice.

n. The Trustee is permitted to wire transfer to a Member any amount that the Trustee is required to deliver to such Member.

Section 15. Fees, Charges and Expenses of the Trustee.

The Trustee shall be entitled to payment of fees for its service rendered hereunder and reimbursement of all advances, counsel fees and other expenses reasonably made or incurred by the Trustee in connection with services in accordance with a separate fee agreement between the Association and the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an act of bankruptcy with respect to a Member, the expenses and the compensation for the services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

Section 16. Third Parties Dealing with the Trustee.

No corporation, transfer agent or other person dealing with the Trustee shall be obliged to see to the application of any money or property delivered to the Trustee, or to examine the terms upon which any property is held by the Trustee, but any such corporation, transfer agent or other person may deal with such property and with the Trustee as if the Trustee were the owner thereof free of any Trust or fiduciary capacity.

Section 17. Preparation of Tax Return: Filing.

The Trustee shall file on behalf of the Trust such federal and state income tax returns as are prepared by the Association and provided to the Trustee. The Trustee shall provide the Association and each Member with sufficient information to enable such Member to properly report its interest in the Trust for federal and state income tax purposes.

Section 18. Indemnification of the Trustee.

If a claim of any type whatsoever is made against the Trustee with respect to its administration of the Trust created for the benefit of a Member, such Member (and no other Member) shall indemnify the Trustee from and hold the Trustee harmless against such claim and any loss, damage, cost, tax, liability or expense (including the costs and expenses of investigating or defending against such claim and reasonable attorneys’ fees and expenses) attributable thereto; provided, however, that (i) the Trustee shall not be indemnified against claims attributable to the negligence or willful misconduct of the Trustee, and (ii) the liability of such Member to the Trustee under this Section 18 shall be limited to the value of such Member’s Certificates (including any Member Certificates and Allocated Certificate Interests) then held by the Trustee.

Section 19. Entire Agreement.

This Trust Agreement and its attachments embody the entire agreement and understanding among the Association, the affiliated Members and the Trustee with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter. This Trust instrument may be amended only as provided in Section 12.

Section 20. Assignment.

The Trustee may not transfer its rights or obligations under this Trust Agreement except to the extent such transfer is necessarily included in a transaction authorized by Sections 10, 11, or 12, above. Any Member may transfer or assign its beneficial interest in the Trust, provided, however, that the Trustee shall not be required to recognize any such assignment until it shall have been provided with written notice thereof; provided, further, however, that no assignment may be made or be effective if the assignee is neither an “accredited investor” as such term is defined in Regulation D, as promulgated under The Securities Act of 1933, as amended, nor a “qualified purchaser” as such term is defined in Section 2(a)(51) of The Investment Company Act of 1940, as amended. In the event that the Association dissolves, liquidates or otherwise ceases business, then the rights granted to it under this Agreement may be exercised by such person who shall be selected by no less than seventy-five percent (75%) in interest of the Members, and for this purpose, each Member shall be deemed to have an interest hereunder equal to the cash surrender value and mortality and/or other reserves (if any) of such Member’s Certificates (including any Member Certificates and Allocated Certificate Interests) as shown by the records of the Insurance Company.

Section 21. Termination of Trust.

If not otherwise terminated earlier as provided in this Agreement, this Trust shall terminate on the date that is three years following the death of the last surviving Insured Employee with respect to which the Trustee is holding a Certificate. Upon 60 days prior written notice to Trustee, the Association may terminate this Trust Agreement.  In such event, the Trustee shall have the responsibility of distributing all of the Trust assets to the Members.

Section 22. Delaware Law.

All questions relating to the construction, validity and administration of this Trust, and the applicable insurable interest statutes, shall be determined in accordance with the laws of the State of Delaware.

Section 23. Definition of the Trustee.

The term “Trustee” shall refer to the one or more natural persons or legal entities serving in such office at any given time, whether as original, substitute or successor Trustee.

Section 24. Insurance Company is not a Party to this Trust Agreement.

The Insurance Company is not a party to this Trust Agreement and shall not be bound by or deemed to have notice of any provision herein.

IN WITNESS WHEREOF, the parties have caused this Trust Agreement to be executed this 28th day of March, 2007.

TRUSTEE:	ASSOCIATION:

The Bank of New York (Delaware)

By:      By:

Print Name:

Kristine K. Gullo_________ Print Name: Thomas J. Paholsky

Title: Vice President	Title: Authorized Signatory